Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement,” as the same may hereafter be modified, supplemented, extended, amended, restated, or amended and restated from time to time), is entered into and made effective as of February 8, 2026 (the “Effective Date”), by and among INLIF LIMITED, an exempted (the “Company”), and certain investors each executing this Agreement separately and whose name and investment details are set forth on the signature pages hereto (each an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company and each Investor are executing this Agreement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the safe harbor under Rule 903 of Regulation S promulgated thereunder (“Regulation S”), for transactions conducted outside the United States; and

WHEREAS, the Company desires to issue and sell to the Investors, and each Investor, desires to purchase from the Company, with each Investor’s investment amount set out on the signature page hereto by each Investor in this Agreement, an aggregate of 202,000,000 shares (the “Shares”) of the Company’s Class A ordinary shares, par value US$0.0001 per share (“Class A Ordinary Shares”) and in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I
RECITALS, SCHEDULES

The foregoing recitals are true and correct and, together with the Exhibits and Schedules referred to hereafter, are incorporated into this Agreement by this reference.

ARTICLE II
DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Applicable Laws” shall have the meaning ascribed to such term in Section 6.11.

“Assets” means all of the properties and assets of the Company and its Subsidiaries (as defined below), whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

“Authorizations” shall have the meaning ascribed to such term in Section 6.11.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Charter” shall have the meaning ascribed to such term in Section 6.6.

“Claims” means any Proceedings, Judgments, Obligations, known threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

“Class A Orindary Shares” shall have the meaning ascribed to such term in the Recitals.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 4.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Investor’s obligations to pay the Investment Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived, but in no event later than the fifteenth (15th) Trading Day following the Effective Date or as the parties otherwise mutually agree.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Contract” means any written contract, agreement, order, or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call, or put.

“Disclosure Schedules” shall have the meaning ascribed to such term in Article VI.

“Effective Date” shall have the meaning ascribed to such term in the Preamble.

“Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden, or charge of any nature whatsoever.

“Escrow Agent” shall refer to the escrow agent that is a signatory to the Escrow Agreement, and whose name, address, bank account details and other identifying information are expressly set forth therein.

“Escrow Agreement” means the escrow agreement entered into as of February 8, 2026, by and among the Company, the Escrow Agent, and the Investor pursuant to which the Investor shall deposit their respective Investment Amount.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Federal Reserve Board” shall have the meaning ascribed to such term in Section 6.22.

“Financial Statements” shall have the meaning ascribed to such term in Section 6.13.

“GAAP” means generally accepted accounting principles, methods, and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, the SEC or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

“Governmental Authority” means any foreign, federal, state, or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market, or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory, or administrative function of government.

“Indemnified Party” shall have the meaning ascribed to such term in Section 10.3.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 6.15.

“Investment Amount” shall have the meaning ascribed to such term in Section 4.1.

“Investor” or “Investors” shall have the meaning ascribed to such term in the Preamble.

“Investor Party” shall have the meaning ascribed to such term in Section 10.2.

“Judgment” means any final order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

“Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule, or regulation of any Governmental Authority applicable to the Company.

“Lock-Up Agreement” means the Lock-Up Agreement, dated as of the date hereof, by and among the Company and each Investor, substantially in the form of Exhibit C attached hereto.

“Losses” shall have the meaning ascribed to such term in Section 10.2.

“Material Adverse Change” shall have the meaning ascribed to such term in Section 6.12.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 6.1.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 6.30.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Obligation” means any debt, liability, or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown, or obligations under executory Contracts.

“OFAC” shall have the meaning ascribed to such term in Section 6.25.

“PCAOB” shall have the meaning ascribed to such term in Section 6.8.

“Permits” shall have the meaning ascribed to such term in Section 6.15.

“Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

“Pre-Settlement Period” shall have the meaning ascribed to such term in Section 4.2.

“Pre-Settlement Shares” shall have the meaning ascribed to such term in Section 4.2.

“Principal Trading Market” shall mean The Nasdaq Capital Market.

“Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

“RMB” means Renminbi, the legal currency of the People’s Republic of China.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all reports, schedules, forms, statements, and other documents filed under the Securities Act and the Exchange Act by the Company with the SEC within the two (2) years before the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein.

“Securities Act” shall have the meaning ascribed to such term in the Recitals.

“Share” or “Shares” means that number of shares of Class A Orindary Shares set forth below such Investor’s name on such Investor’s signature page to this Agreement and issuable to each Investor pursuant to this Agreement, with an aggregate of 202,000,000 shares of Class A Orindary Shares offered and issuable by the Company to all Investors.

“Share Purchase Price” means $0.16012 per Share, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Class A Orindary Shares that occur after the Effective Date, and representing a price approximately 44% of the Nasdaq Official Closing Price of the Class A Orindary Shares as of January 29, 2026.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Class A Orindary Shares).

“Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state, or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest, or penalty imposed with respect to any of the foregoing.

“Trading Day” means a day on which the principal Trading Market in the United States is open for trading.

“Transaction Documents” means this Agreement, the Escrow Agreement, the Lock-Up Agreements, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Transhare, the current transfer agent of the Company and any successor transfer agent of the Company.

ARTICLE III
INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof,” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the Exhibits or Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” means a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes,” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE IV
PURCHASE AND SALE

4.1 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, each Investor agrees to purchase, and the Company agrees to sell and issue to each Investor, the Shares in the respective amount (“Investment Amount”) as set forth below such Investor’s name on the Investor’s signature page to this Agreement at the per share price equal to the Share Purchase Price. Certain Investors shall remit payment of the Investment Amount in United States Dollars (USD).

4.2 Closing.

(a)	On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, an aggregate of 202,000,000 Shares at the Share Purchase Price applicable to each Investor for the total Investment Amounts of $32,344,240.00 (or RMB 225,617,246.12, converted at an exchange rate of RMB 6.9755 per US$1.0, being the USD/RMB central parity rate published by the Bank of China from January 28, 2026) from all Investors. The Company shall deliver to each Investor its respective Shares as determined pursuant to Section 4.4, and the Company and each Investor shall deliver the other items set forth in Section 4.4 deliverable at the Closing. The failure of any Investor to deliver its Investment Amount shall not prevent the Closing from occurring with respect to the Company and the other Investors who have performed their obligations hereunder. Upon satisfaction of the covenants and conditions set forth in this Agreement, the Closing shall take place at No. 88, Hongsi Road, Yangxi New Area, Honglai Town, Nan’an City, Quanzhou, The People’s Republic of China or another location upon the parties’ mutual agreement, including remotely by electronic transmission. Notwithstanding anything herein to the contrary, if at any time on or after the time of execution of this Agreement by the Company and an applicable Investor, through, and including the time immediately prior to the Closing (the “Pre-Settlement Period”), such Investor sells to any Person all, or any portion, of the Shares to be issued hereunder to such Purchaser at the Closing (collectively, the “Pre-Settlement Shares”), such Investor shall, automatically hereunder (without any additional required actions by such Investor or the Company), be deemed to be unconditionally bound to purchase, and the Company shall be deemed unconditionally bound to sell, such Pre-Settlement Shares to such Investor at the Closing; provided, that the Company shall not be required to deliver any Pre-Settlement Shares to such Investor prior to the Company’s receipt of the purchase price of such Pre-Settlement Shares hereunder.

(b)	Each Investor’s Investment Amount as set forth on the signature page hereto executed by such Investor shall be deposited in RMB in a separate (limited to funds received on behalf of the Company) non-interest bearing bank account established by the Escrow Agent within mainland China. Any such funds that the Escrow Agent receives shall be held in escrow until the Closing, at which time the funds shall be used to complete the purchases, or returned to the respective Investor if any and/or all of this Offering fails to close. Each Investor shall promptly deliver directly to the Escrow Agent its respective funds in the form of wire transfers pursuant to the wire instructions set out in the respective Escrow Agreement by and among each Investor, the Company and the Escrow Agent.

4.3 Form of Payment; Delivery. Payments for the Investment Amount will be made by each Investor by wire transfer of immediately available funds into the bank account designated by the Company and the Company shall issue the Shares, to each Investor, subject to the terms and conditions of this Agreement.

4.4 Deliveries.

(a) On or prior to the Closing Date, subject to the conditions precedent in Section 8.1 and 8.2, the Company shall deliver or cause to be delivered to each Investor the following:

(i) this Agreement duly executed by the Company;

(ii) the Escrow Agreement duly executed by the Company;

(iii) a copy of the Company’s instructions to the Transfer Agent instructing the Transfer Agent to deliver evidence of the issuance of such Investor’s Shares hereunder as held in book-entry form by the Transfer Agent and registered in the name of such Investor, which evidence shall be reasonably satisfactory to such Investor; and

(b) On or prior to the Closing Date, subject to the conditions precedent in Section 8.1 and 8.3, each Investor shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Investor, including the duly executed Investor Representation Letter set out in Exhibit A hereto and the duly executed Confidential Investor Questionnaire set out in Exhibit B hereto;

(ii) the Escrow Agreement duly executed by each Investor;

(iii) the Lock-Up Agreement duly executed by each Investor, in form and substance reasonably acceptable to the Company; and

(ii) to the Escrow Agent, such Investor’s Investment Amount.

ARTICLE V
INVESTOR’S REPRESENTATIONS AND WARRANTIES

Each Investor represents and warrants to the Company, that the statements contained in this Article V are true and correct as of the Effective Date and the Closing Date:

5.1 Investment Purpose. Each Investor is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, each Investor reserves the right to dispose of the Shares at any time in accordance with or pursuant to an effective registration statement covering such Shares or an available exemption under the Securities Act. Each Investor acknowledges that a legend will be placed on the certificates representing the Shares in the following form:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER.

5.2 Non-U.S. Person Status. Each Investor represents and warrants to the Company, at the time the purchase was originated, as of the date hereof, at the time such Investor was or is offered the Shares and as of the Closing Date, it has been and will continue to be, as follows: (i) the Investor is not a U.S. person as that term is defined under Regulation S promulgated under the Securities Act; (ii) the Investor was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement; (iii) the Investor is purchasing the Shares for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States; and (iv) the Investor is purchasing the Shares in an “offshore transaction” as defined in Regulation S promulgated under the Securities Act. The Company has relied upon and will continue to rely upon the accuracy of the foregoing representation by the Investor without any misstatement or omission, in making the determinations as to the exemption from registration of the Shares set forth herein. The Investor explicitly acknowledges and agrees that any misstatement or omission with respect to the Investor’s non-U.S. person status may result in the Company’s reliance being invalid, and that the Investor shall indemnify the Company for any losses, damages or liabilities arising from such misstatements or omissions.

5.3 Reliance on Exemptions; Opinion. Each Investor understands that (1) the offering of the Shares has not and will not be registered under the Securities Act, (2) the Shares will be “restricted securities” (as that term is defined under Rule 144(a)(3) of the Securities Act and such Shares may not be resold unless they are registered under the Securities Act or an exemption from registration is available), (3) the Shares are being offered and sold to each Investor in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws, and (4) the Company is relying in part upon the truth and accuracy of, and each Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Investor set forth herein in order to determine the availability of such exemptions and the eligibility of each Investor to acquire the Shares.

5.4 Information. Each Investor has been furnished with all materials relating to the business, finances, and operations of the Company and other information each Investor deemed material to making an informed investment decision regarding its purchase of the Shares which have been requested by each Investor. Each Investor acknowledges that Investor has reviewed the SEC Documents (as defined below), which are available on the SEC’s website (www.sec.gov) at no charge to each Investor. Each Investor acknowledges that the Investor may retrieve all SEC Documents from such website and each Investor’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to each Investor. Each Investor and Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Each Investor has sought such accounting, legal, and tax advice as Investor has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Without limiting the foregoing, each Investor has carefully considered the potential risks relating to the Company and a purchase of the Shares, including those risks described in the SEC Documents, and Investor fully understands that the Shares are a speculative investment that involves a high degree of risk of loss of each Investor’s entire investment.

5.5 No Governmental Review. Each Investor understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of the investment in the Shares, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Shares.

5.6 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed, and delivered on behalf of each Investor and is a valid and binding agreement of each Investor, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

5.7 Organization and Authority of Investor. Each Investor is an individual or is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation or incorporation. Each Investor has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by each Investor of this Agreement, the performance by each Investor of its obligations hereunder, and the consummation by each Investor of the transactions contemplated hereby have been duly authorized by all requisite action on the part of each Investor.

5.8 No Conflicts; Consents. The execution, delivery, and performance by the Investor of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with any provision of the certificate of formation, limited liability company agreement, or other governing documents of the Investor; (ii) violate or conflict with any provision of any Law or Governmental Authority applicable to the Investor; (iii) require the consent, notice, or other action by any Person under, violate or conflict with, or result in the acceleration of any agreement to which Investor is a party; or (iv) require any consent, permit, Governmental Authority’s order, filing, or notice from, with or to any Governmental Authority; except, in the cases of clauses (ii) and (iii), where the violation, conflict, acceleration, or failure to obtain consent or give notice would not have a material adverse effect on each Investor’s ability to consummate the transactions contemplated hereby and, in the case of clause (iv), where such consent, permit, Governmental Authority’s order, filing, or notice which, in the aggregate, would not have a material adverse effect on each Investor’s ability to consummate the transactions contemplated hereby.

5.9 Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms, which terms include definitive pricing terms, of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Investor’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents, and Affiliates, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares order to effect Short Sales or similar transactions in the future.

5.10 Independent Advice. Each Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to each Investor in connection with the purchase of the Shares constitutes legal, tax, or investment advice.

5.11 No Brokers or Finders. Except as previously disclosed to the Company prior to the date of this Agreement, neither such Investor nor any of its Affiliates has retained, utilized, or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor, or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

5.12 No Reliance. The Investor acknowledges and agrees that (i) neither of the Company or its Subsidiaries nor any Person on behalf of the Company or its Subsidiaries is making any representations or warranties whatsoever, express or implied, beyond those expressly made by the Company in this Agreement and (ii) the Investor has not relied upon, any other representations or warranties, express or implied, including as to the accuracy of any information, including, without limitation, any SEC Documents or investor presentations, provided to the Investor.

5.13 Accredited Investor. Each Investor (i) is a sophisticated investor with knowledge and experience in business and financial matters and (ii) is an “Accredited Investor” as set forth in Regulation D promulgated under the Securities Act.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents and disclosed in the Company’s disclosure schedules (“Disclosure Schedules”) attached to this Agreement and made a part hereof, the Company hereby makes the following representations and warranties to each Investor as of the Effective Date and the Closing Date. The Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article VI and certain other sections of this Agreement, and the disclosures in any section or subsection of the Disclosure Schedules shall qualify other sections and subsections in this Article VI to the extent it is relevant.

6.1 Organization. The Company has been duly incorporated and is validly existing as a domestic Company and is in good standing under the laws of Texas as of the date hereof, and each Subsidiary is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii), or (iii), a “Material Adverse Effect”); provided that a change in the market price or trading volume of the Class A Orindary Shares alone shall not be deemed, in and itself, to constitute a Material Adverse Effect.

6.2 Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have reasonably be expected to result in a Material Adverse Effect.

6.3 Capitalization. The capitalization of the Company as set forth in its annual and periodic filings with the SEC is complete and accurate in all material respects. The description of the securities of the Company in the SEC Documents is complete and accurate in all material respects.

6.4 Valid Issuance of Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid; the holders thereof have no rights of rescission with respect thereto, and to the knowledge of the Company, are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Class A Orindary Shares conform in all material respects to all statements relating thereto contained in the SEC Documents. The offers and sales of the outstanding shares of Class A Orindary Shares were at all relevant times either registered under the Securities Act or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements.

6.5 Authorization; Enforceability. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof. This Agreement has been duly authorized, executed, and delivered by the Company and is a legal, valid, and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally and by general equitable principles.

6.6 No Conflicts. The execution, delivery and performance by the Company of this Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination, or imposition of any lien, charge, or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any material violation of the provisions of the Company’s amended and restated Certificate of Formation (as the same may be amended or restated from time to time, the “Charter”) of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Authority as of the date hereof that will result in a Material Adverse Effect.

6.7 Issuance of Shares. The Shares have been duly authorized for issuance and sale and, when issued and paid for in accordance with the terms hereof, will be validly issued and fully paid; to the knowledge of the Company, the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares are not subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance, and sale of the Shares has been duly and validly taken. Assuming the accuracy of the representations and warranties of each Investor set forth in Article V above, the offer and sale by the Company of the Shares is exempt from: (i) the prospectus delivery requirements of the Securities Act; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

6.8 Independent Registered Public Accounting Firm. To the knowledge of the Company, JWF Assurance PAC, the auditor of the Company, whose report is filed with the Commission as part of the SEC Documents, is a registered independent public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board (the “PCAOB”).

6.9 Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the SEC Documents, to the knowledge of the Company, are legal, valid, and binding Obligations of the Company enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

6.10 No Violation or Default. No default exists in the due performance and observance of any term, covenant, or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan, or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, and the Company is not in violation of any term or provision of its Charter, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment, or decree of any Governmental Authority, except for any such violation or default that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.11 Compliance with Laws. Except as disclosed in the SEC Documents, the Company (i) is and at all times has been in material compliance with all statutes, rules, or regulations applicable to Company’s business (“Applicable Laws”); (ii) has not received any notice of adverse finding, warning letter, untitled letter, or other correspondence or notice from any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits, and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration, or other action from any governmental authority or third party alleging that any business operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation, or proceeding; (v) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify, or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; and (vi) has filed, obtained, maintained, or submitted all material reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions, and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), except, in the case of each of clauses (i) and (iii) above, for any such non-compliance or violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and in the case of each of clauses (ii), (iv), (v), and (vi), for any notice or otherwise that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.12 No Material Adverse Change. Except as otherwise disclosed in the SEC Documents: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets, or prospects of the Company (a “Material Adverse Change”); and (ii) no officer or director of the Company has resigned from any position with the Company.

6.13 Financial Statements. The financial statements included in the SEC Documents, including the notes thereto and supporting schedules included in the SEC Documents (the “Financial Statements”), fairly present, in all material respects and to the Company’s knowledge, the financial position and the results of operations of the Company at the dates and for the periods to which they apply.

6.14 Consents and Permits. Except as described in the SEC Documents, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates, and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the SEC Documents (collectively, “Permits”), except for such Permits the failure of which to possess, obtain, or make the same would not reasonably be expected to result in a Material Adverse Effect.

6.15 Intellectual Property Rights. The Company and each of its Subsidiaries own or possesses or have valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets, and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the SEC Documents, except where the failure to own, possess, or have such Intellectual Property Rights would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

6.16 Certain Market Activities. The Company has not taken, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

6.17 Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof, and each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary, except where the failure to file such returns or pay such taxes would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the SEC Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

6.18 Accounting Controls. Except as disclosed in the SEC Documents, the Company is not aware of any material weaknesses in its internal controls.

6.19 Sarbanes-Oxley Act. Except as otherwise disclosed in the SEC Documents, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act respecting all reports, schedules, forms, statements, and other documents required to be filed by it or furnished by it to the SEC. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” will have the meanings given to such terms in the Sarbanes-Oxley Act.

6.20 No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries, which are expected to result in a Material Adverse Effect, exists or is, to the Company’s knowledge, imminent.

6.21 Investment Company Act. The Company is not and, will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in this Agreement, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

6.22 Related-Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the SEC Documents that have not been described as required under Regulation S-K.

6.23 Employment Matters. The Company is in material compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees of the Company.

6.24 No Brokers or Finders. None of the Company or any of its Subsidiaries has retained, utilized, or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor, or finder in connection with the transactions contemplated by any of the Transaction Documents whose fees the Investors would be required to pay.

ARTICLE VII
COVENANTS

7.1 Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions as provided in Articles VIII and IX of this Agreement prior to the Closing Date.

7.2 Affirmative Covenants.

(a) Reporting Status; Listing. Until the earlier of six (6) months from the date hereof or when the Shares are no longer registered in the names of each Investor on the books and records of the Company, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act, or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, if not otherwise publicly available, to provide a copy thereof to an Investor upon request; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination unless in connection with a Sale Event (as defined below); (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of any of the Shares upon the Principal Trading Market (subject to official notice of issuance) and, take all action under its control to maintain the continued listing, quotation, and trading of its Class A Orindary Shares on the Principal Trading Market, and the Company shall comply in all material respects with the Company’s reporting, filing, and other Obligations under the bylaws or rules of the Principal Trading Market and such other Governmental Authorities, as applicable.

(b) Public Disclosure of Investors. The Company shall not publicly disclose the name of each Investor, or include the name of each Investor in any filing with the SEC or any regulatory agency or Principal Trading Market, without the prior written consent of such Investor except: (i) as required by federal securities law; or (ii) to the extent such disclosure is required by Law or Principal Trading Market regulations, in which case the Company shall provide Investors with prior written notice of such disclosure permitted under this clause (b)(ii).

7.3 Certain Transactions and Confidentiality. Each Investor covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced.  Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Investor will maintain the confidentiality of the existence and terms of this transaction (other than as disclosed to its legal and other representatives).

7.4 Transfer Restrictions.

(a) Each Investor explicitly understands that the Shares are “restricted securities” and may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, to the Company, to an Affiliate of a Investor, in accordance with Regulation S, the Company shall have the right to require the transferor thereof to provide to the Company an opinion of counsel acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) The Purchasers agree to the imprinting, so long as is required by applicable law and regulation, of a legend on any of the Shares in substantially the following form:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER.

ARTICLE VIII
CONDITIONS PRECEDENT

8.1 Conditions Precedent of Company and Investors. The obligations of the Company and each of the Investors in connection with the Closing are subject to the satisfaction of the following conditions:

(a) The Company shall have obtained all governmental, regulatory, or third-party consents and approvals necessary for the sale of the Shares.

(b) No statute, rule, regulation, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(c) Trading in the Class A Orindary Shares shall not have been suspended by the SEC or any Principal Trading Market (except for any suspensions of trading of not more than one (1) trading day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement.

8.2 Conditions Precedent to Company’s Obligations to Sell. The obligation of the Company hereunder to issue and sell the Shares to each Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, in addition to the conditions precedent set forth in Section 8.1, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Each Investor’s representations and warranties shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article V above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date), and each Investor shall have performed, satisfied, and complied in all material respects with the covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by each Investor at or prior to the applicable Closing Date.

(b) Each Investor shall have delivered the items set forth in Section 4.4(b).

(c) Each Investor shall have delivered to the Company an executed Investor Representation Letter substantially in the form attached hereto as Exhibit A.

8.3 Conditions Precedent to Each Investor’s Obligations to Purchase. The obligation of each Investor hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, in addition to the conditions precedent set forth in Section 8.1, provided that these conditions are for each Investor’s sole benefit and may be waived by each Investor at any time in his, her, or its sole discretion:

(a) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date), and the Company shall have performed, satisfied, and complied in all material respects with the covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by the Company at or prior to the Closing Date.

(b) No event shall have occurred which could reasonably be expected to result in a Material Adverse Effect.

(c) The Company shall have delivered the items set forth in Section 4.4(a).

ARTICLE IX
TERMINATION

The obligations of the Company, on one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows: (i) upon the mutual written consent of the Company and all the Investors; or (ii) by either the Company or any Investor (with respect to itself only) if the other party breaches any of its representations, warranties, covenants, or agreements contained in this Agreement or the other Transaction Documents, provided that the terminating party has not breached the Agreement and other Transaction Documents. Nothing in this Article IX of shall release any party from any liability for breach by such party of the terms and provisions of this Agreement.

ARTICLE X
INDEMNIFICATION

10.1 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares.

10.2 Indemnification by Investor. Subject to the other terms and conditions of this Article X, from and after the Closing, the Investors shall indemnify the Company and its directors, officers, shareholders, members, partners, employees, and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company, if any (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (together with the Investor Party, an “Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims against, and shall hold the Company or the applicable party harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Company or the applicable party based upon, arising out of or with respect to:

(a) any inaccuracy in or breach of any of the representations or warranties of an Investor contained in this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by an Investor pursuant to this Agreement.

10.3 Certain Limitations. The indemnification provided for in Sections 10.2 shall be subject to the following limitations:

(c) Payments pursuant to this Article X in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution, or other similar payment received or reasonably expected to be received by the indemnified party in respect of any such claim. The indemnified party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution, or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(d) The Indemnified Party shall take all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

ARTICLE XI
MISCELLANEOUS

11.1 Notices. All notices of request, demand, and other communications hereunder shall be addressed to the parties hereto as follows, unless the address is changed by the party by like notice given to the other parties:

If to Company, to:	INLIF LIMITED

	Attn:	Rongjun Xu
	Email:	[ ]

If to each Investor:	To each Investor based on the information set forth on the signature page to this Agreement attached hereto

Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid, and properly addressed to the address below, then three (3) Business Day after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, United Parcel Service (UPS), or other nationally recognized overnight courier service, next business morning delivery, then one (1) Business Day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York time, on a Business Day. Any notice hand delivered after 5:00 p.m., New York time, shall be deemed delivered on the following Business Day. Notwithstanding the foregoing, notice, consents, waivers, or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

11.2 Entire Agreement. This Agreement, including the Schedules attached hereto and the documents delivered pursuant hereto, set forth all the promises, covenants, agreements, conditions, and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements, or conditions, expressed or implied, oral or written, except as contained herein; provided, however, except as explicitly stated herein, nothing contained in this Agreement shall (or shall be deemed to) (i) have any effect on any agreements each Investor has entered into with, or any instruments each Investor has received from, the Company prior to the date hereof with respect to any prior investment made by each Investor in the Company or (ii) waive, alter, modify, or amend in any respect any Obligations of the Company, or any rights of or benefits to each Investor or any other Person, in any agreement entered into prior to the date hereof between or among the Company and each Investor, or any instruments each Investor received from the Company prior to the date hereof, and all such agreements and instruments shall continue in full force and effect.

11.3 Successors and Assigns. This Agreement, and any and all rights, duties, and Obligations hereunder, shall not be assigned, transferred, delegated, or sublicensed by the Company without the prior written consent of each Investor. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

11.4 Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

11.5 Amendment. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Investor.

11.6 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the party or parties hereto or their personal representatives, successors, and assigns may require.

11.7 Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party hereto and each party has delivered its signed counterpart to the other party. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Agreement may be executed by one or more parties and delivered by such party by electronic signature (including signature via DocuSign or similar services), electronic mail, or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding, and effective for all purposes.

11.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to the Company at the address set forth on the signature page to this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude each Investor from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to each Investor, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of each Investor. THE COMPANY AND EACH INVESTOR HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.10 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

11.11 Joint Preparation. The preparation of this Agreement has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

11.12 Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

11.13 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

11.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature page follows]

[Securities Purchase Agreement – Company Signature Page]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

INLIF LIMITED

By:
Name:	Rongjun Xu
Title:	Chief Executive Officer

Signature Page to Securities Purchase Agreement

[Securities Purchase Agreement – Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Investor:

Address for Delivery of Shares to Investor (if not same as address for notice):

Investment Amount:

Number of Shares:	[ ] shares of Class A Ordinary Shares

Exhibit A

Investor Representation Letter

February 8, 2026

INLIF LIMITED

No. 88, Hongsi Road

Yangxi New Area, Honglai Town

Nan’an City, Quanzhou

The People’s Republic of China

Re: Purchase of Securities of INLIF Limited

Ladies and Gentlemen:

This Investor Representation Letter (this “Letter”) is delivered by the undersigned (the “Investor”) in connection with the purchase by the Investor of certain securities (the “Securities”) of INLIF Limited, an exempted Company incorporated in the Cayman Islands with limited liability (the “Company”), pursuant to that certain Securities Purchase Agreement dated as of February 8, 2026 (the “SPA”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the SPA.

The Investor hereby represents, warrants, and agrees as follows:

a. Independent Decision. The Investor has made its investment decision independently and without reliance upon any communication, advice, information or recommendation by the Company, any of its affiliates or any of their respective directors, officers, employees, representatives or agents.

b. Not Acting in Concert. The Investor is acting solely for its own account in entering into the SPA and is not acting in concert with the Company or any other investor or with any other person in connection with the offer, sale or distribution of the Securities. The Investor has not entered into any agreement, understanding or arrangement, directly or indirectly, with the Company or any affiliate of the Company or any other investor to resell, distribute, transfer or otherwise dispose the Securities.

c. No Affiliate or Control Relationship. The Investor is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company, does not control, and is not controlled by or under common control with, the Company. The Investor has no current intention to become such an affiliate or to participate in the management, operations or control of the Company.

d. Investment Intent. The Securities are being acquired for the Investor’s own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or any applicable securities laws.

e. Independent Advice. The Investor has obtained independent legal, tax, accounting and financial advice as it has deemed necessary and acknowledges that the Company has not provided and is not in the position to provide any such advice.

f. Reliance. The Investor understands that the Company and its counsel are relying upon the truth and accuracy of the foregoing representations in connection with the Company’s compliance with the Securities Act and the regulations and rules, including applicable exemptions, promulgated under the Securities Act.

IN WITNESS WHEREOF, the undersigned has executed this Investor Representation Letter as of the date first written above.

INVESTOR:

Name:
By:
Title:
Address:

Exhibit B

Confidential Investor Questionnaire

The Purchaser represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Purchaser comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

If the Purchaser is a “U.S. person” as defined in Rule 902 of Regulation S under the United States Securities Act of 1933, please check one of the categories A through J below. If the Purchaser is not a “U.S. person,” please check Category K.

Category A ___	The Purchaser is (a) an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000, or (b) a self-directed retirement account (“Retirement Account”) whose participant’s net worth (or joint net worth with his or her spouse) presently exceeds $1,000,000.

In calculating net worth, (a) the Purchaser’s or his or her spouse’s primary residence shall not be included as an asset, (b) indebtedness that is secured by such person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of Common Stock, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of the Common Stock exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (c) indebtedness that is secured by such person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Common Stock shall be included as a liability.

Category B ___	The Purchaser is (a) an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year or (b) a Retirement Account and the Retirement Account participant meets the tests in clause (a).

Category C ___	The Purchaser is a director, executive officer, or general partner of the Company which is issuing and selling the Shares, or any director, executive officer, or general partner of a general partner of the Company.

Category D ___	The Purchaser is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self-directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E ___	The Purchaser is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F ___	The Purchaser is either a corporation, partnership, Massachusetts or similar business trust, or limited liability company, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000. (describe entity)

Category G ___	The Purchaser is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Securities Act of 1933.

Category H ___	The Purchaser is a revocable trust and the grantor is an accredited investor pursuant to the following category: _____________________

Category I ___	The Purchaser is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

Category J ___	The Purchaser is not within any of the categories above and is therefore not an accredited investor.

Category K __	The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S of the United States Securities Act of 1933.

The Purchaser agrees that the undersigned will notify the Company at any time on or prior to the closing in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

INVESTOR:

Name:
By:
Title:
Address:

Exhibit C

Form of Lock-Up Agreement

INLIF LIMITED

No. 88, Hongsi Road, Yangxi New Area,

Honglai Town, Nan’an City, Quanzhou,

The People’s Republic of China

Ladies and Gentlemen:

The undersigned understands that INLIF LIMITED, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”) propose to enter into a securities purchase agreement dated February 8, 2026 (the “SPA”) with each of certain investors whose names and purchase amounts are respectively set forth on the signature pages to the SPA, providing for the Company’s offering and issuance up to an aggregate of 202,000,000 of Class A ordinary shares, with par value of $0.0001 per share, of the Company (the “Class A Ordinary Shares”, or “Shares”).

To induce the Company to enter into and consummate the private placement transaction contemplated by the SPA, the undersigned hereby agrees that, without the prior written consent of the Company, during the period of six (6) months commencing on the date hereof (the “Lock-Up Period”), the undersigned undertakes that he/she/it will not:

(1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares issued to the undersigned pursuant to this Agreement or any securities convertible into or exercisable or exchangeable for or representing the right to receive Shares, whether now beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or hereafter acquired by the undersigned (collectively, the “Lock-Up Securities”);

(2) enter into any transaction which would have the same effect, or any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Shares or such other securities, in cash or otherwise;

(3) make any demand for any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares for the resale of such Shares; or

(4) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Company in connection with, as the case may be, (a) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy upon the death of the undersigned or to an immediate family member or trust for the benefit of the undersigned and/or one or more family members (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (b) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be; (c) transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of the Company’s Shares involving a Change of Control of the Company, provided that in the event that such tender offer, merger, acquisition, consolidation or other such transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to the provisions of this lock-up agreement; provided that in the case of any transfer pursuant to the foregoing clauses (a), (b) or (c), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Company a lock-up agreement in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act of shall be required or shall be voluntarily made (collectively, “Permitted Transfers”). For purposes of this paragraph, the term “Change of Control” shall mean any transaction or series of related transactions pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Shares of the Company on a fully diluted basis. In addition, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not, during the Lock-up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any securities convertible into or exercisable or exchangeable for the Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement (for the avoidance of doubt, excluding any transaction or other action in connection with a Permitted Transfer) during the period from the date hereof to the expiration of the Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned agrees that (i) the foregoing restrictions shall be equally applicable to any securities of the Company acquired by the undersigned in connection with the transaction contemplated under the SPA or any related transaction, (ii) at least three (3) business days prior to the effective date of any release or waiver of the foregoing restrictions with respect to any transfer of Lock-Up Securities, the Company shall provide written notice to the undersigned of such proposed release or waiver, and (iii) any such release or waiver granted by the Company shall become effective no earlier than two (2) business days following the public disclosure (if any) of such release or waiver by the Company. The provisions of this paragraph shall not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities without consideration or in connection with any other Permitted Transfer and (b) the transferee has agreed in writing, in form and substance reasonably satisfactory to the Company, to be bound by the terms of this Lock-Up Agreement for the remainder of the applicable Lock-Up Period.

The undersigned agrees that except as set forth in this lock-up agreement, there are no and will be no other agreement or arrangement, either verbal or in writing, with any other individuals or entities, including but not limited to shareholders, friends and family, and other third parties, to circumvent or has an effect of circumventing the obligations set forth in this lock-up agreement.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless in connection with a Permitted Transfer or in a transfer otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned understands that the Company is relying upon this lock-up agreement in proceeding toward consummation of the transactions contemplated under the SPA. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal Underwriters, successors and assigns.

The undersigned understands that, if the closing of the transactions contemplated under the SPA (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned hereby submits to the exclusive jurisdiction of any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York over any suit, action or proceeding arising out of or relating to this agreement (each, a “Related Proceeding”). The undersigned irrevocably waives, to the fullest extent permitted by law, any objection which he or she or it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. Delivery of a signed copy of this lock-up agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

Terms used herein but not defined shall have the same meaning assigned to them as in the SPA.

[Signature page follows]

[Lock-Up Agreement – Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has caused this Lock-Up Agreement to be duly executed by its authorized signatory as of the date first indicated above.

[INVESTOR NAME]

By:
Name:
Title: